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                                                                   Exhibit 23(e)


                             DISTRIBUTION AGREEMENT


      THIS AGREEMENT is made as of this 20th day of September, 2001 between Causeway Capital Management Trust ("the Trust"), a Delaware business trust and SEI Investments Distribution Co. (the "Distributor"), a Pennsylvania corporation.

      WHEREAS, the Trust is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act"); and

      WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended, is a member of the National Association of Securities Dealers, Inc., and is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries, including without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund supermarkets ("financial intermediaries");

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Trust and Distributor hereby agree as follows:

      ARTICLE 1. Appointment of Distributor; Sale of Shares. The Trust appoints the Distributor as its principal underwriter and distributor and grants to the Distributor the exclusive right to sell units (the "Shares") of the portfolios (the "Portfolios") of the Trust at the net asset value per Share, plus any applicable sales charges in accordance with the relevant current prospectus and statement of additional information, as agent and on behalf of the Trust, to fill orders for Shares of a Portfolio placed with the Distributor by investors or financial intermediaries, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states ("Blue Sky Laws").

The Shares are to be sold by the Distributor, as agent for the Trust, to investors at the public offering price or to financial intermediaries having agreements with the Distributor pursuant to Article 5 hereof. The Trust shall have the right to suspend the sale of its Shares when the New York Stock Exchange is closed, when trading on such Exchange is suspended, when trading on such Exchange is restricted, when an emergency as determined by the SEC exists as a result of which disposal by a portfolio of securities owned by it is not reasonably practicable or it is not reasonably practicable for a Portfolio fairly to determine the value of its net assets, or during any other period when the SEC, by order, so permits.

      ARTICLE 2. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts in connection with the distribution of Shares of the Trust; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this Article do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it


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determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered or obligate the Distributor to sell any particular number of Shares.

      ARTICLE 3. Authorized Representations. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Trust filed with the SEC or contained in shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

      ARTICLE 4. Registration of Shares. The Trust agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Trust shall make available to the Distributor such number of copies of its currently effective prospectus and statement of additional information as the Distributor may reasonably request. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Trust.

      ARTICLE 5. Agreements with Financial Intermediaries. The Distributor shall have the right to enter into agreements with financial intermediaries of its choice for the sale of Shares and to fix therein the portion of the sales charge, if any, that may be allocated to the financial intermediaries on such terms and conditions as the Distributor shall deem necessary or appropriate; provided, however, that the Distributor shall periodically inform the Trustees of the nature and substance of such agreements. Shares sold to financial intermediaries shall be for resale by such intermediaries only at the public offering price(s) set forth in the applicable prospectus and statement of additional information or as otherwise permissible under the federal and state securities laws. With respect to financial intermediaries who are acting as brokers or dealers within the United States, the Distributor shall offer and sell Shares, as agent for the Trust, only to such financial intermediaries who are members in good standing of the NASD and who agree to abide by the Conduct Rules of the NASD, as amended from time to time.



      ARTICLE 6. Compensation. As compensation for providing the services under this Agreement:

      (a)   The Distributor shall receive from the Trust:

            (1) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each distribution and/or shareholder services plan applicable to the appropriate class of shares of each Portfolio, as such plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose;


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            (2) all front-end sales charges, if any, on purchases of Shares of each Portfolio sold subject to such charges as described in the Trust's registration statement and current prospectuses and statements of additional information, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of such Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the applicable sales charge; and

            (3) all contingent deferred sales charges ("CDSCs") applied on redemptions of Shares subject to such charges on the terms and subject to such waivers as are described in the Trust's registration statement and current prospectuses and statements of additional information, as amended from time to time, or as otherwise required pursuant to applicable law.

      (b) The Distributor may reallow any or all of the distribution or\ service fees, front-end sales charges and CDSCs which it is paid by the Trust to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

      ARTICLE 7. Indemnification of Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its directors and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectuses, statements of additional information, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that a statement or omission was made in reliance upon, and in conformity with, information furnished to the Trust by or on behalf of the Distributor.

      In no case (i) is the indemnity of the Trust to be deemed to protect the Distributor against any liability to the Trust or its shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable to the Distributor under the indemnity agreement contained in this Article with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Trust in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person under this Article unless such failure has a material adverse effect on the Trust's ability to defend the claim.


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      The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

      The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of its Shares.

      ARTICLE 8. Indemnification of Trust. The Distributor agrees that it will indemnify and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act, against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectuses, statements of additional information, shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements made not misleading. However, the Distributor does not agree to indemnify the Trust or hold it harmless to the extent that a statement or omission was made in reliance upon, and in conformity with, information furnished to the Distributor by or on behalf of the Trust.

      In no case (i) is the indemnity of the Distributor in favor of the Trust or any other person indemnified to be deemed to protect the Trust or any other person against any liability to which the Trust or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this Article with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon any person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Trust or any person under this Article unless such failure has a material adverse effect on the Trust's ability to defend the claim.
      The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Distributor elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants in


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the suit whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the indemnified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

      The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it or any of its officers in connection with the issue and sale of any of the Trusts' Shares.

      ARTICLE 9. Consequential Damages. In no event and under no circumstances shall either party to this Agreement be liable to anyone, including, without limitation, the other party, for consequential damages for any act or failure to act under any provision of this Agreement.

      ARTICLE 10. Effective Date. This Agreement shall be effective upon its execution, and, unless terminated as provided, shall continue in force for two year(s) from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Trustees of the Trust, or the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or the Trust's distribution plan, if any, or interested persons of any such party ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this Article the terms "vote of a majority of the outstanding voting securities," "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust upon not less than sixty days' prior written notice to the other party.

      ARTICLE 11. Notices. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 11111 Santa Monica Blvd., Suite 1550, Los Angeles, CA 90025, and if to the Distributor, One Freedom Valley Drive, Oaks, Pennsylvania 19456.

      ARTICLE 12. Limitation of Liability. A copy of the Certificate of Trust of the Trust is on file with the Secretary of State of the State of Delaware, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust individually but binding only upon the assets and property of the Trust or applicable series of the Trust.

      ARTICLE 13. Entire Agreement; Amendments. This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement, draft or agreement or proposal with respect to the subject matter hereof. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.


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      ARTICLE 14. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

      ARTICLE 15. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

      ARTICLE 16. Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provision held to be illegal or invalid.

      IN WITNESS WHEREOF, the Trust and Distributor have each duly executed this Agreement, as of the day and year above written.


CAUSEWAY CAPITAL MANAGEMENT TRUST

By: /s/ Turner Swan
Name: Turner Swan
Title: President; Secretary


SEI INVESTMENTS DISTRIBUTION CO.

By: /s/ William E. Zitelli
Name: William E. Zitelli
Title: Vice President


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